March 15, 2023

Array Technologies, Inc. Announces Updated Earnings Release Date of March 21, 2023
ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — Today Array Technologies (NASDAQ: ARRY) (“Array” or “the Company”), a leading provider of tracker solutions, software and services for utility-scale solar energy projects filed an amendment to its previously filed Notification of Late Filing on Form 12b-25 with the SEC as it determined it would be unable to file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) within the 15 day extension period, which ends on March 16, 2023, as it requires additional time to complete the Annual Report.

Based on the extension of the time for filing the Annual Report, the Company will now hold the upcoming fourth quarter and full year conference call on March 21, 2023 after market close. The Company does not anticipate any material changes to its previously announced unaudited preliminary 2022 numbers nor does the Company expect the timing for filing the Annual Report will impact the previously announced 2023 guidance ranges. Additionally, the Company does not anticipate the additional five days will affect any of the financial reporting covenants under the credit agreement, dated October 14, 2020, governing the Company’s term loan facility and revolving credit facility, or under the indenture, dated December 3, 2021, governing the Company’s 1.00% Convertible Senior Notes due 2028.

Conference Call Information
Array management will host a conference call to discuss their fourth quarter and full year 2022 financial results on March 21, 2023, at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (877)-451-6152 (domestic) or 1-201-389-0879 (international). A telephonic replay will be available approximately three hours after the call by dialing (844)-512-2921, or for international callers, (412)-317-6671. The passcode for the live call and the replay is 13735768. The replay will be available until 11:59 p.m. (ET) on April 4, 2023.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://ir.arraytechinc.com. The online replay will be available for 30 days on the same website immediately following the call.

About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

Investor Relations Contact:
Array Technologies, Inc.
Investor Relations
505-437-0010
investors@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, business strategies, our continued integration of Soluciones Técnicas Integrales Norland, S.L.U. and its subsidiaries (collectively, “STI Norland”), industry and regulatory environment and the anticipated timing for filing the Annual Report and related matters. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: we have had challenges integrating the business of STI and may be unable to successfully integrate the business of STI Norland into our business or achieve the anticipated benefits of the acquisition of STI Norland; we may be unable to complete the work necessary in order to file the Annual Report in the time frame that is anticipated; on March 25, 2022, the Department of Commerce initiated a circumvention inquiry on the anti-dumping duty and countervailing duty orders related to crystalline silicone photovoltaic cells, which inquiry presents risks and uncertainty that are difficult to predict and accordingly the ranges provided assume no material negative impact resulting from such inquiry; if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flows; the impact of the ongoing conflict in Ukraine on our business; the ongoing COVID-19 pandemic has materially and adversely affected our business and results of operations, and the duration and extent to which it will continue to adversely impact our business and results of operations remains uncertain and could be material; significant changes in the costs of raw materials could adversely affect our financial performance; defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products; existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
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